UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 9, 2016

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Blvd., Suite 270

Woodland Hills, California     91367

(Address of Principal Executive Offices)     (Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 9, 2016, Talon International, Inc. (“Talon”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 92,267,831 shares of our common stock were outstanding and entitled to vote, and 89,908,302 shares (or approximately 97% of the total voting shares) were represented at the meeting in person or by proxy.

Immediately following the Annual Meeting, Talon’s board of directors was comprised of Mark Dyne, Larry Dyne, David Ellis and Robert L. Golden, all of whom were re-elected by the requisite vote of shareholders at the Annual Meeting.

The following summarizes vote results for those matters submitted to Talon’s stockholders for action at the Annual Meeting:

1.	Election of four directors by the holders of our common stock.

Director	Total Shares Voting on Matter	For	Withhold	Broker Non-Votes
Mark Dyne	89,908,302	76,871,076	291,900	12,745,326
Larry Dyne	89,908,302	76,871,076	291,900	12,745,326
David Ellis	89,908,302	77,047,076	115,900	12,745,326
Robert L. Golden	89,908,302	77,047,076	115,900	12,745,326

2.	Advisory vote on Executive Compensation (Say on Pay).

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes
89,908,302	75,351,564	1,791,812	19,600	12,745,326

3.	Ratification of the selection of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes
89,908,302	89,336,962	571,040	300	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: June 10, 2016	By:	/s/ Nancy Agger-Nielsen
Nancy Agger-Nielsen, Chief Financial Officer